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                                                                       EXHIBIT 1

                       AGREEMENTS REGARDING FILING SCHEDULE 13D


     Each of the undersigned hereby agrees that the Schedule 13D to which this agreement is filed as an exhibit be filed with the Securities and Exchange Commission on behalf of the parties hereto, and hereby represents to each of the other parties hereto that it is eligible to use Schedule 13D. Each of the undersigned agrees that it is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein, and that none of the parties hereto are responsible for the completeness or accuracy of the information concerning the other parties, unless it knows or has reason to believe that the information concerning the other parties is inaccurate.

DATE: December 7, 1998


                                       SOFTWARE INVESTMENTS LIMITED

                                       By: /s/ Stephen Milsom
                                          ------------------------------------
                                           Director



                                       CARE CORPORATION LIMITED


                                       By: /s/ Stephen Milsom
                                          ------------------------------------
                                           Director



                                       WOODCOMBE LIMITED


                                       By: /s/ David R. A. Browning
                                          ------------------------------------
                                           Director